Exhibit 10.43

                                 AGREEMENT


     THIS AGREEMENT is made and entered into as of January 15, 1999, by and between I-LINK, INCORPORATED, a Florida corporation (the "Borrower"), and WINTER HARBOR, L.L.C., a Delaware limited liability company (the "Lender").

                                 RECITALS

     A. The Lender and the Borrower entered into an Agreement (the "Original Agreement") on April 14, 1998, pursuant to which the Lender agreed to withhold from demanding repayment of certain loans evidenced by demand promissory notes (the "Original Notes"), which loans were made on January 26, 1998, February 23, 1998, March 3, 1998, and March 24, 1998, for an aggregate principal amount of $5,768,000 (collectively, the "Original Loans") until May 15, 1998 (the "Original Demand Date"). The Borrower did not repay the Original Loans on the Original Demand Date and has not repaid the Original Loans as of the date of this Agreement.

     B. Since the date of the Original Agreement, the Borrower has requested, and the Lender has made, additional demand loans in the amounts of $700,000 on May 13, 1998, $546,000 on May 29, 1998, and $754,000 on June 8, 1998, totaling
$2,000,000 (collectively the "New Loans"), each of which is evidenced by a demand note (collectively, the "New Notes").

     C. The Borrower and the Lender desire to reflect in this Agreement their agreement that made in connection with each of the New Loans that (i) each New Loan would be secured by the same collateral and to the same extent as the Original Loans, (ii) each New Loan would be convertible to Series M Preferred Stock of the Borrower to the same extent as the Original Loans and (iii) the Borrower would issue to the Lender in connection with each New Loan warrants to acquire common stock of the Borrower.

                            AGREEMENTS

     IN CONSIDERATION of the foregoing recitals, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

     1. Demand. Pursuant to the Original Agreement, the Original Notes automatically came due upon the Original Demand Date since the Borrower did not make payment in full of the Original Loans by that date. The Lender hereby revokes such demand; however, the parties acknowledge and agree that the forbearance period specified in the Original Agreement has expired and that the Lender may make demand on any or all of the Original Notes as well as the New Notes at any time.

     2. Security. The New Loans and the New Notes shall be secured to the same extent and by the same collateral as the Existing Loans and the
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Existing Notes.  The Borrower shall execute and deliver, and cause its subsidiaries to execute and deliver, such amendments to the existing security documents and such additional agreements, documents and instruments as the Lender may request to provide for such security.

     3. Conversion. Pursuant to Section 5(a)(ii) of the Original Agreement, since the Original Notes and the Original Loans were not paid by the Original Demand Date, the Lender is entitled to convert the Original Notes into a specified number of shares of the Borrower's Series M Preferred Stock and to receive warrants to acquire 10,000,000 shares of the Borrower's common stock. The parties agree that the Lender shall also be permitted at any time to convert the New Loans and all accrued interest thereon into shares of the Borrower's Series M Preferred Stock at the same conversion rate as provided in Section 5(a)(ii) of the Original Agreement. The Lender may convert the Original Loans without converting the New Loans and may convert the New Loans without converting the Original Loans, in its sole discretion. Any such conversion may be referred to hereinafter as a "Conversion."

     4.   Warrants.

          (a) The Borrower has not yet issued to the Lender any of the warrants described in either Section 4 or Section 5 of the Original Agreement, nor has the Borrower issued any of the warrants which it agreed to issue in connection
with the making of the New Loans.   Immediately upon its execution of this
Agreement, the Borrower shall execute a warrant agreement in substantially the form attached hereto as Exhibit A, pursuant to which the Borrower shall grant to the Lender (i) the 1998 Warrants, as that term is defined in the Original Agreement, and (ii) warrants to buy 1,740,000 shares of common stock of the Borrower for an exercise period extending until October 15, 2005. The exercise price for 609,000 of such shares shall be $6.67 per share; the exercise price for 475,020 of such shares shall be $6.37 per share; and the exercise price for 655,980 of such shares shall be $6.12 per share.

          (b) The parties acknowledge and agree that pursuant to Section 5(a)(ii) of the Original Agreement, since the Original Notes and the Original Loans were not paid by the Original Demand Date, the Lender is entitled to effect the Conversion of the Original Loans and also to receive warrants to acquire 10,000,000 shares of the Borrower's common stock for an exercise price of $2.50 per share for an exercise period extending until October 15, 2005 (the "Conversion Warrants"). The warrants issued pursuant to Section 4(a)(i) above shall be deemed to be included in the Conversion Warrants so that upon Conversion of the Original Loans, the Borrower shall only be required to issue to the Lender warrants for 5,000,000 shares of the Borrower's common stock.

          (c) Upon Conversion of the Original Loans, the exercise price for the warrants granted pursuant to Section 4(a)(i) above shall be reduced automatically without any further action by the Borrower or the Lender to $2.50 per share, and upon Conversion of the New Loans, the exercise price for the warrants granted pursuant to Section 4(a)(ii) above shall be reduced automatically without any further action by the Borrower or the Lender to $2.50 per share.

     5. Encore Transaction. The Borrower agrees, for purposes of (a) Section 4(f)(i)(D)(IV) of the Articles of Amendment to the Amended and Restated Articles of Incorporation of the Borrower establishing the Borrower's Series M Participating Convertible Preferred Stock and (b) each Warrant
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Agreement between the Borrower and the Lender, that any shares of common stock of the Borrower issued to JNC Opportunity Fund Ltd. or its successors or assigns ("Encore") pursuant to the Convertible Preferred Stock Purchase Agreement dated as of June 30, 1998, between the Borrower and Encore, any warrant issued pursuant thereto or any other document, agreement or instrument entered into in connection therewith, shall be deemed to be "Additional Shares of Common Stock" for all purposes of such Articles of Amendment and such Warrant Agreements.

     6. Representations and Warranties. The Borrower hereby represents and warrants to the Lender as follows:

          (a) Organization, Qualifications and Corporate Power.

                (i) The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida. The Borrower has the requisite corporate power and authority to own and hold its properties, to carry on its business as conducted or presently proposed to be conducted, to execute, deliver and perform this Agreement, to issue and deliver to the Lender the warrants required to be issued pursuant hereto (the "New Warrants"), and to issue and deliver to the Lender the shares of capital stock issuable upon any Conversion and the shares of capital stock upon exercise of the New Warrants (collectively, the "Underlying Shares", and, together with the New Warrants, the "Securities"). The Borrower is duly qualified to conduct business as a foreign corporation in good standing under the laws of the State of Utah and each other jurisdiction where the failure to so qualify could have a material adverse effect on the financial condition, results of operations, properties, assets, prospects or business of the Borrower or any of its subsidiaries (a "Material Adverse Effect").

                (ii) The Borrower does not own, directly or indirectly, any shares of capital stock, partnership interests or other participation rights or other interests in the nature of an equity interest in any corporation, partnership, company, trust or other entity, or any option, warrant or other security convertible into or exchangeable for any of the foregoing, other than
(a) the shares of capital stock of I-Link Systems, Inc., a Utah corporation ("I-Link Systems"), (b) the shares of capital stock of I-Link Communications, Inc., a Utah corporation ("I-Link Communications"), (c) the shares of capital stock of MiBridge, Inc., a Utah corporation ("MiBridge"), and (d) the membership interests of I-Link Worldwide, L.L.C., a Delaware limited liability company ("Worldwide"). Each of I-Link Systems, I-Link Communications and MiBridge is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Utah, and Worldwide is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of I-Link Systems, I-Link Communications, MiBridge and Worldwide has the requisite corporate or limited liability company (as appropriate) power and authority to own and hold its properties and to carry on its business as conducted or presently proposed to be conducted. Each of I-Link Systems, I-Link Communications, MiBridge and Worldwide is duly qualified to conduct business as a foreign corporation or limited liability company (as appropriate) in good standing under the laws of each jurisdiction where the failure to so qualify could have a Material Adverse Effect.

           (b) Authorization of Agreements.

                (i) The execution, delivery and performance by the Borrower and its subsidiaries of this Agreement and the agreements, documents and instruments to be executed and delivered pursuant hereto (collectively, the "Transaction
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Documents") and the issuance, sale and delivery of the Securities to the Lender have been duly authorized by all requisite corporate or limited liability company action of the Borrower and its subsidiaries, including, but not limited to, the requisite action by the Board of Directors of the Borrower and the requisite approval or consent of the Borrower's shareholders, and will not (with due notice or lapse of time or both) violate, be in conflict with or constitute a default under any provision of law, rule or regulation, any order of any court or other governmental agency, the Articles of Incorporation or Bylaws or other organizational documents of the Borrower or any of its subsidiaries, or any provision of any indenture, mortgage, note, deed of trust, agreement or other instrument to which the Borrower, any of its subsidiaries or any of their respective properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, mortgage, note, deed of trust, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Borrower or any of its subsidiaries.

                (ii) The Underlying Shares have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Borrower's Articles of Incorporation, as amended, this Agreement and the New Warrants, will be duly and validly issued, fully paid and non-assessable, and will be free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws. The issuance, sale and delivery of the Securities are not subject to any preemptive right of any shareholder of the Borrower or to any right of first refusal or other right in favor of any person.

          (c) Validity. This Agreement has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity. The other Transaction Documents, when executed in accordance with the terms of this Agreement, will be duly executed and delivered by the Borrower and its subsidiaries and will constitute the legal, valid and binding obligation of the Borrower and its subsidiaries, enforceable in accordance with their respective terms, subject to the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity.

          (d) Litigation; Claims; Investigations.  Except as set forth on
Schedule I attached hereto, there is no action, suit, proceeding or investigation pending or threatened against the Borrower or any of its subsidiaries and there are no suits, actions or claims, or any investigations or inquiries by any administrative agency or governmental body, or legal, administrative or arbitration proceedings pending against or threatened against the Borrower or any of its subsidiaries or affecting any of the Borrower's or any of its subsidiaries' properties, rights, assets or business, or to which the Borrower or any of its subsidiaries is a party or, in the case of threatened proceedings, is reasonably likely to become a party. There is no outstanding order, writ, judgment, injunction or decree of any court, administrative agency, governmental body or arbitration tribunal against or affecting the Borrower, any of its subsidiaries or any of the properties, rights, assets or business of the Borrower or any of its subsidiaries.

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          (e) Compliance.  Neither the Borrower nor any of its subsidiaries is in violation of or default under any provision of its Articles of Incorporation or Bylaws or other organizational document. Neither the Borrower nor any of its subsidiaries is in material violation of or default under (i) any provision of any instrument, mortgage, deed of trust, loan, contract, commitment, judgment, decree, order or obligation to which it is a party or by which it or any of its properties or assets are bound or (ii) any provision of any federal, state or local law, statute, rule, order or governmental regulation.

          (f) Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal or state governmental authority on the part of the Borrower or any of its subsidiaries is required in connection with the execution, delivery and performance of this Agreement and the offer, sale or issuance of the Securities.

          (g) Disclosure. No representation or warranty made by the Borrower contained in this Agreement or in any other Transaction Document or in any certificate or instrument furnished or to be furnished pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact known to the Borrower required to make the statements herein or therein contained not misleading. The Borrower is not aware of any impending or contemplated event or occurrence that would cause any of the foregoing representations not to be true and complete on the date of such event or occurrence as if made on that date.

     7. Arbitration. To the fullest extent not prohibited by law, any controversy, claim or dispute arising out of or relating to this Agreement, including the determination of the scope or applicability of this agreement to arbitrate, shall be settled by final and binding arbitration in accordance with the terms and conditions of the arbitration provisions of the Shareholders Agreement by and among the Borrower, the Lender and certain other shareholders of the Borrower, dated as of October 10, 1997.

     8. Expenses. The Borrower shall pay all expenses of the Lender, including but not limited to travel, legal and accounting fees and expenses, incurred in connection with the transactions contemplated under this Agreement.

     9. Survival of Agreements. All covenants, agreements, representations, and warranties made herein shall survive the execution and delivery hereof and remain in full force and effect, notwithstanding any investigation made at any time by or on behalf of either party hereto.

     10. Parties in Interest. All representations, covenants, and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto, whether so expressed or not.

     11. Notices. All notices, requests, consents, and other communications hereunder shall be in writing and shall be deemed effectively given and received upon delivery in person, or one business day after delivery by national overnight courier service, or by telecopier transmission with acknowledgment of transmission receipt, or three business days after deposit via certified or registered mail, return receipt requested, in each case addressed as follows:


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           (a) if to the Company, at

               I-LINK INCORPORATED
               13751 South Wadsworth Park Drive
               Suite 200
               Draper, Utah  84020
               Attention:  John W. Edwards, President
               Telecopier: 801-576-5075

               with a copy (which shall not constitute notice) to:

               David E. Hardy, Esq.
               60 E. South Temple
               Suite 2200
               Salt Lake City, Utah  84111
               Telecopier:  (801) 364-6664

           (b) if to the Lender, at

               Winter Harbor, L.L.C.
               c/o First Media, L.P.
               11400 Skipwith Lane
               Potomac, Maryland 20854
               Attention:  Ralph W. Hardy, Jr.
               Telecopier: (301) 983-2425

               with a copy (which shall not constitute notice) to:

               Ralph W. Hardy, Jr., Esq.
               Dow, Lohnes & Albertson, PLLC
               1200 New Hampshire Avenue, N.W.
               Washington, D.C.  20036
               Telecopier: (202) 776-2222

or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the other.

     12. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF DELAWARE WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAW.

     13. Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties with respect to the subject matter hereof.

     14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     15. No Waivers; Amendments. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party at law or in equity or otherwise. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by
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the Borrower and the Lender.

      16. Severability. If any provision of this Agreement shall be declared void or unenforceable by a judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.

      17. Headings. The Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      18. Tax Reporting. The parties agree that, for tax purposes, the New Warrants granted pursuant to this Agreement had a fair market value of $0.00 on the dates on which they were issued. Each party shall file its tax returns in a manner that is consistent with this valuation.










































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      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.


                                 I-LINK INCORPORATED



                                      By: /s John Edwards
                                          John Edwards, President



                                 WINTER HARBOR, L.L.C.

                                      By: First Media, L.P., its
                                          General Manager/Member

                                          By: First Media Corporation,
                                              its sole General Partner


                                          By:  /s Ralph W. Hardy Jr.
                                               Ralph W. Hardy Jr., Secretary

































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                                 SCHEDULE I

                                Proceedings




















































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